Consent of Killman, Murrell & Company, P. C., Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement of VuFusion, Inc. in Amendment No. 2, Form S-1, of our report dated May 29, 2008,  appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/Killman, Murrell & Company, P.C.
Killman, Murrell & Company, P.C.
Odessa, Texas
November 24, 2008